Exhibit 7.07

AMENDMENT TO

OPERATING AGREEMENT

OF

FULCRUM MICRO-CAP, L.L.C.

This Amendment (“Amendment”) is entered into as effective as of January 1, 2008, by and between Fulcrum Micro-Cap, L.L.C., a Delaware limited liability company (the “Company”), Fulcrum Growth Partners, L.L.C., a Delaware limited liability company (“Fulcrum I”), Fulcrum Growth Partners II, L.P., a Delaware limited partnership (“Fulcrum II”) and Fulcrum Growth Partners III, L.L.C., a Delaware limited liability company (“Fulcrum III”).

W I T N E S S E T H:

WHEREAS, Fulcrum I and Fulcrum II have previously entered into an Operating Agreement, dated as of November 8, 2005 (the “Operating Agreement”) as the original Members of the Company;

WHEREAS, Fulcrum I desires to transfer its entire Interest in the Company to Fulcrum III and Fulcrum III desires to accept the transfer of said Interest from Fulcrum I; and

WHEREAS, in furtherance of the foregoing, the parties hereto desire to enter into this Amendment to formalize their agreement regarding the foregoing.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms in this Amendment which are not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

2. Transfer of Interest. Fulcrum I hereby transfers, conveys and assigns its entire Interest in the Company (including without limitation all its Units) to Fulcrum III and Fulcrum III hereby accepts such transfer (the “Transfer”). In consideration of said Transfer, Fulcrum III hereby assumes said Interest and agrees to be bound by the terms and conditions of the Operating Agreement.

3. Consent to Transfer and Admission of Member. Fulcrum II hereby consents to the Transfer and Fulcrum III is hereby admitted as a Member of the Company.

4. Appendix “A”. Appendix “A” is deleted in its entirety and replaced with the new Appendix “A” attached hereto.

5. Effect of Amendment. Except as amended by this Amendment, all other terms and conditions of the Operating Agreement shall remain unchanged and in full force and effect on and after the date of this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts, any one of which shall constitute an original and all counterparts constituting one instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date and year first above written.

FULCRUM MICRO-CAP, L.L.C. a Delaware limited liability company

By:	McCarthy Capital Corporation.
Its:	Manager

	By		/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman

FULCRUM GROWTH PARTNERS, L.L.C. a Delaware limited liability company

By:	MGI Holdings, Inc.
Its:	Managing Member

	By		/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman

FULCRUM GROWTH PARTNERS II, L.P. a Delaware limited partnership

By:	Fulcrum GP, LLC
Its:	General Partner

	By:		McCarthy Capital Corporation
	Its:		Manager

		By	/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman

FULCRUM GROWTH PARTNERS III, L.L.C., a Delaware limited liability company

By:	McCarthy Group, LLC
Its:	Managing Member

	By		/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman

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